Exhibit 5.1

[Letterhead of BP]

November 14, 2018

BP p.l.c.

1 St. James’s Square

London SW1Y 4PD, England

BP Capital Markets America Inc.

501 Westlake Boulevard,

Houston, Texas 77079

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to $10,600,000,000 in aggregate principal amount of the guaranteed debt securities of BP Capital Markets America Inc., a Delaware corporation (“BP Capital America”), listed in Annex A (the “Securities”) and the related guarantees (the “Guarantees”) of the Securities by BP p.l.c., an English company (“BP”), pursuant to a Registration Statement on Form F-4 (the “Registration Statement”), as Associate General Counsel – Global Corporate and Alternative Energy of BP, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

1.	BP is a public limited company duly incorporated and is a validly existing company under the laws of England and Wales;

2.

the Indenture, dated as of June 4, 2003 (the “Base Indenture”), among BP Capital America, BP and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”) relating to the Securities has been duly authorised, executed and delivered by BP;

3.	when:

(a)	the Registration Statement has become effective under the Act,

(b)

the Supplemental Indenture, to be entered into among BP Capital America, BP and the Trustee (together with the Base Indenture, the “Indenture”), relating to the Securities in substantially the form filed as an exhibit to the Registration Statement has been duly executed and delivered,

(c)	the Securities and the Guarantees have been duly executed and, in the case of the Securities, authenticated in accordance with the Indenture relating thereto, and

(d)	the Securities and the Guarantees have been issued and sold as contemplated in the Registration Statement,

the Guarantees will constitute valid and legally binding obligations of BP, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the laws of England in force on this date and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the state of New York upon the opinion dated the date hereof of Sullivan & Cromwell LLP, United States counsel to BP, which opinion is being delivered to you by such counsel.

I consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Securities and the Guarantees and to the references to me under the caption “Validity of Securities” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

/s/ Riona Commins

Riona Commins

Schedule A

Guaranteed Debt Securities of BP Capital Markets America Inc.

1	3.588% Guaranteed Notes due 2027
2	3.017% Guaranteed Notes due 2027
3	3.119% Guaranteed Notes due 2026
4	3.224% Guaranteed Notes due 2024
5	3.216% Guaranteed Notes due 2023
6	2.750% Guaranteed Notes due 2023
7	2.520% Guaranteed Notes due 2022
8	3.245% Guaranteed Notes due 2022
9	2.112% Guaranteed Notes due 2021
10	4.742% Guaranteed Notes due 2021
11	4.50% Guaranteed Notes due 2020
12	2.521% Guaranteed Notes due 2020
13	3.279% Guaranteed Notes due 2027
14	3.535% Guaranteed Notes due 2024
15	3.994% Guaranteed Notes due 2023
16	2.500% Guaranteed Notes due 2022
17	3.561% Guaranteed Notes due 2021
18	3.814% Guaranteed Notes due 2024
19	3.062% Guaranteed Notes due 2022
20	Floating Rate Guaranteed Notes due 2022
21	Floating Rate Guaranteed Notes due 2021
22	3.723% Guaranteed Notes due 2028
23	3.506% Guaranteed Notes due 2025